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                              AGREEMENT TO EXTEND LEASE

    This Agreement to Extend Lease ("Agreement") made this 6th day of November, 1996, between Modern Press Realty Company ("Landlord") and Lodgenet Entertainment Corporation ("Tenant").

    WHEREAS, Landlord and Tenant entered into an "Office and Building Lease" on or about December 9, 1991 ("Lease"); and

    WHEREAS, the parties do hereby agree to extend the term of the Lease.

    NOW, THEREFORE, in consideration of the promises, covenants, terms and conditions hereinafter set forth, the parties do hereby agree as follows:

    1. The term of the Lease is extended for the period of seven months, by changing the date of the expiration of the term thereof from the 31st day of December, 1996, to the 31st day of July, 1997. Furthermore, Tenant shall have the option to extend the lease past July 31, 1997, for two (2) additional periods of one month each, provided that:

         a. Tenant shall give not less than ninety (90) days prior written notice to Landlord of Tenant's exercise of either option;

         b. Tenant shall only be entitled to exercise the second one month option if Tenant has exercised the first one month option; and

         c. Tenant's exercise of either option to extend shall be effective only if Tenant is not in default under the Lease and only if the Lease does not otherwise terminate prior to expiration of the applicable term.

    2. All of the terms, conditions, covenants and agreements of said Lease shall continue to bind the respective parties hereto for such extended term and the option periods (if such option periods are exercised by Tenant), and in all other respects, said Lease is to remain unchanged and in full force between the parties, except as follows:

         a. Section twenty of the Lease (Entitled "Purchase Options") shall not apply during the extended term or the option periods;

         b. The Lease shall terminate at such time, if any, as the parties close the sale of the subject property by Landlord to Tenant;

         c.   The monthly Base Rental is $7,761.71 per month;

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         d.   Section 7.0 of the Lease is hereby amended to provide that if such damage or destruction shall include in excess of 35% of the Leased Premises or occur during the fifth year of the Lease or occur during the extended term or either option period of the Lease, Landlord or Tenant may, at each one's option, within thirty (30) days thereof, declare the Lease terminated;

         e. Section 17.0 of the Lease is hereby amended to provide that Tenant shall, during the extended term and the option periods permit the usual notice of "To Let" or "For Sale" to be placed on the Leased Premises and to remain thereon without molestation; and

         f. The notice address for Landlord as set forth in Section 21.1 of the Lease shall be in care of First Bank of South Dakota, N.A., P.O. Box 5308, Sioux Falls, South Dakota 57117-5308.

    3. This Agreement and the extension of the Lease term shall not be or constitute a waiver of any rights by either party. Specifically and without limitation, LodgeNet is not waiving any right it may have to rescind the exercise of the option to purchase because of possible environmental contamination of the Real Property.



                                       MODERN PRESS REALTY COMPANY



                                       BY: /s/ Thomas J. Flynn
                                          ------------------------------------

                                       ITS: Agent
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                                       LODGENET ENTERTAINMENT CORPORATION


                                       BY: /s/ Steven D. Truckenmiller
                                          ------------------------------------

                                       ITS: VP
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